Exhibit 107
Calculation of Filing Fee Tables
Form 424(b)(2)
(Form Type)
The Southern Company
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	The Southern Company Common Stock, par value $5 per share	415(a)(6)	50,000,000 shares(1)		$3,115,350,000.00			S-3	333-253286	February 19, 2021	$288,792.95 (1)
	Total Offering Amounts					$3,115,350,000.00
	Total Fees Previously Paid
	Total Fee Offsets
		Net Fee Due

(1)Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), 50,000,000 shares of Common Stock, par value $5 per share, registered hereunder were previously registered, but were not sold (the “Unsold Securities”), pursuant to The Southern Company’s (the “Company”) registration statement on Form S-3 (File No. 333-253286) filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2021. The registration fee with respect to the Unsold Securities, totaling $288,792.95, was previously paid when the prospectus supplement relating to the Unsold Securities was filed with the SEC pursuant to Rule 424(b)(2) on November 5, 2021 and such registration fee will continue to be applied to the Unsold Securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, this Calculation of Filing Fee Table shall be deemed to update the Calculation of Filing Fee Table filed as Exhibit 107.1 to the Company’s registration statement on Form S-3 (File No. 333-277138) filed with the SEC on February 16, 2024. The prospectus supplement to which this Calculation of Filing Fee Table is attached is a final prospectus for the related offering.